UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
September 7, 2023
Date of Report (date of earliest event reported)
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Rover Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39774	85-3147201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Olive Way, 19th Floor, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

(888) 453-7889
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ROVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain                      Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the board of directors of Rover Group, Inc. (the “Company”) appointed Erik Prusch to serve as a Class I director of the Company and as a member of the compensation committee of the board for an initial term expiring at the Company’s 2025 annual meeting of stockholders. The board is also expected to appoint Mr. Prusch as a member of the strategic transactions committee of the board. The board has determined that Mr. Prusch satisfies (1) the independence criteria set forth in the Nasdaq rules and is, therefore, independent for purposes of serving on the board, and (2) the additional independence requirements of Nasdaq and the Securities Exchange Act of 1934, as amended, for service on the compensation committee.

Mr. Prusch, 56, has served as the chief executive officer of Information System Audit and Control Association, Inc. (“ISACA”), a professional information security and information technology membership organization, since June 2023 and as a director of ISACA since July 2023. Previously, Mr. Prusch served as chief executive officer at Harland Clarke Holdings Corp., a provider of integrated payment solutions and integrated marketing services, from January 2019 until March 2019. Mr. Prusch served as chief executive officer and a director of Outerwall Inc. (formerly Coinstar, Inc.) (NASDAQ: OUTR) from 2015 until 2016. During 2014, Mr. Prusch served as chief executive officer of NetMotion Wireless, Inc. and Lumension Security, Inc., and also served as an advisor to Clearlake Capital Group. Mr. Prusch served as chief executive officer and president of Clearwire Corporation (NASDAQ: CLWR) from 2011 until 2013, as its chief operating officer during 2011, as its chief financial officer from 2009 until 2011, and as a director of Clearwire Corporation from 2012 until 2013. Mr. Prusch served as president and chief executive officer of Borland Software Corporation (NASDAQ: BORL) during 2009 and as its chief financial officer from 2006 until 2009. Prior to Borland, Mr. Prusch served in various finance roles at Intuit Inc., Identix Incorporated, and Gateway Computers. He began his career at Touche Ross and PepsiCo. Mr. Prusch served as a director of Keynote Systems, Inc. (NASDAQ: KEYN) during 2013, WASH Multifamily Laundry Systems, LLC from December 2017 until December 2022, and RealNetworks, Inc. (NASDAQ: RNWK) from December 2019 until December 2022. Mr. Prusch holds a B.A. in Economics from Yale University and an M.B.A. from New York University’s Stern School of Business.

There are no arrangements or understandings between Mr. Prusch and any other person pursuant to which Mr. Prusch was selected as a director.

Mr. Prusch will participate in the Company’s standard compensation plan for non-employee directors in accordance with the terms of the Company’s previously disclosed Outside Director Compensation Policy (the “ODCP”), including an initial award of restricted stock units valued at $300,000 with the number of shares underlying the award based on the trailing volume weighted average price of the Company’s Class A common stock over the 90 consecutive trading days ending on the calendar day prior to September 7, 2023. The ODCP is further described on pages 20 and 21 of the Company’s proxy statement (File No. 001-39774) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023 (the “Proxy Statement”), and is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39774) filed with the SEC on August 8, 2023. Mr. Prusch will also be subject to the Company’s previously disclosed stock ownership and retention guidelines applicable to non-employee directors who receive equity as part of their compensation, a description of which is included on page 34 of the Proxy Statement.

The Company will also enter into its standard form of indemnification agreement with Mr. Prusch substantially in the form previously filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K (File No. 001-39774) filed with the SEC on August 5, 2021, and add him to its directors’ and officers’ liability insurance policy. Other than the indemnification agreement and insurance policy, there are no transactions or currently proposed transactions with Mr. Prusch or any member of his immediate family required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROVER GROUP, INC.

Date: September 7, 2023	By:	/s/ Charlie Wickers
Charlie Wickers
Chief Financial Officer